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         [LETTERHEAD OF CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.]



                                                           FOR IMMEDIATE RELEASE

                 CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.
        ANNOUNCES NAME AND TICKER SYMBOL FOR ITS NEW HOLDING COMPANY;
                  YEAR-END SUBSCRIBER NUMBERS ALSO ANNOUNCED

     New York, New York (January 15, 1997) -- Cellular Communications of Puerto Rico, Inc. (Nasdaq: CCPR) announced today that it has selected "CoreComm Incorporated" as the name of the new holding company that will be created in the corporate restructuring announced on January 9, 1997. CoreComm has reserved the Nasdaq symbol "COMM" on the Nasdaq National Market for its trading symbol after the effective date of the corporate restructuring. The anticipated completion date of the corporate restructuring will be announced as soon as practicable.

     The restructured companies will evaluate and pursue business opportunities both inside and outside of Puerto Rico and the U.S. Virgin Islands.

     CCPR also announced that as of December 31, 1996 it had 159,300 cellular subscribers and 31,100 paging subscribers, representing an increase in subscribers of 43,800 and 17,800, respectively, since December 31, 1995.



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     For further information contact:  Stanton N. Williams, Director-Corporate
     -------------------------------
Development or Richard J. Lubasch, Senior Vice President-General Counsel, at
(212)355-3466.